The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Notes until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes and we are not soliciting offers to buy these Notes in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Pricing Supplement

Dated September 13, 2022

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-263376

(To Prospectus dated May 27, 2022 and

Product Supplement dated May 27, 2022)

UBS AG $● Capped Buffered Return Enhanced Notes with Downside Leverage Factor

Linked to an Equally-Weighted Basket of Selected Equities due on or about October 4, 2023

Investment Description

UBS AG Capped Buffered Return Enhanced Notes with Downside Leverage Factor (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to an Equally-Weighted basket (the “Underlying Basket”) consisting of 20 selected equity securities (each, a “Basket Asset” and together, the “Basket Assets”), as specified herein under “Preliminary Terms — Underlying Basket”. At maturity, UBS will pay an amount in cash that is based on the direction and percentage change in the level of the Underlying Basket from the Initial Basket Level to the Final Basket Level (the “Basket Return”) and whether the Final Basket Level is equal to, greater than or less than the Initial Basket Level and Downside Threshold. The “Final Basket Level” will be calculated using the arithmetic average of the Closing Asset Level of each Basket Asset on each of the Averaging Dates specified herein (with respect to each Basket Asset, its “Final Asset Price”). If the Basket Return is positive, at maturity, UBS will pay you a cash payment per Note equal to the Principal Amount plus a return equal to the lesser of (i) the product of the Upside Leverage Factor multiplied by the Basket Return and (ii) the Maximum Return of 17.70%. If the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Downside Threshold, at maturity, UBS will pay you a cash payment per Note equal to the Principal Amount. If, however, the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, at maturity, UBS will pay you a cash payment per Note that is less than the Principal Amount, if anything, and you will be exposed to the downside performance of the Underlying Basket beyond the Buffer Amount at a rate greater than 1-for-1. Specifically, you will lose approximately 1.1111% of your Principal Amount for each 1% decline in the level of the Underlying Basket from the Initial Basket Level to the Final Basket Level in excess of the Buffer Amount and, in extreme situations, you could lose all of your initial investment. Investing in the Notes involves significant risks. The Notes do not pay interest and your potential return on the Notes is limited to the Maximum Return. You may lose some or all of your initial investment. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Features	Key Dates*

❑ Enhanced Participation in the Positive Basket Return up to the Maximum Return: At maturity, the Notes provide participation in any positive Basket Return, enhanced by the Upside Leverage Factor, up to the Maximum Return.

❑ Contingent Repayment of Principal with Potential for Full Downside Market Exposure: If the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Downside Threshold, at maturity, UBS will pay you a cash payment per Note equal to the Principal Amount. If, however, the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, at maturity, UBS will pay you a cash payment per Note that is less than the Principal Amount, if anything, and you will be exposed to the downside performance of the Underlying Basket beyond the Buffer Amount at a rate greater than 1-for-1. Specifically, you will lose approximately 1.1111% of your Principal Amount for each 1% decline in the level of the Underlying Basket from the Initial Basket Level to the Final Basket Level in excess of the Buffer Amount and, in extreme situations, you could lose all of your initial investment. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Pricing Date** September 16, 2022

Settlement Date** September 21, 2022

Averaging Dates September 25, 2023,

September 26, 2023,

September 27, 2023,

September 28, 2023 and

the Final Valuation Date

Final Valuation Date September 29, 2023

Maturity Date October 4, 2023

* Expected. See page 2 for additional details.

** We expect to deliver the Notes against payment on the third business day following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to two business days before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Notes at maturity, and the Notes may have the full downside market risk as that of an investment in the Underlying Basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand, or are not comfortable with, the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose some or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Note Offering

The return on the Notes is subject to, and will not exceed, the “Maximum Return” or the corresponding “Maximum Payment at Maturity per Note”. Information About the Underlying Basket and the Basket Assets is specified under “Preliminary Terms — Underlying Basket” herein and described in more detail under “Information About the Underlying Basket and the Basket Assets” herein. The final terms for the Notes will be set on the Pricing Date. The Notes are offered at a minimum investment of 10 Notes at $1,000 per Note (representing a $10,000 investment), and integral multiples of $1,000 in excess thereof.

Underlying Basket	Basket Weighting	Upside Leverage Factor	Maximum Return	Maximum Payment at Maturity per Note	Initial Basket Level	Downside Threshold	Buffer Amount	Downside Leverage Factor	CUSIP	ISIN
An Equally-Weighted Basket of 20 Selected Equities (see page 2 for further details)	Equally-Weighted (see page 2 for further details)	1.5	17.70%	$1,177.00	To be set to 100.00 on the Pricing Date	To be set to 90.00 on the Pricing Date, which is 90.00% of the Initial Basket Level	10.00%	Approximately 1.1111	90279FUC3	US90279FUC30

The estimated initial value of the Notes as of the Pricing Date is expected to be between $930.00 and $960.00. The range of the estimated initial value of the Notes was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Estimated Value Considerations” and “ — Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 5 herein.

See “Additional Information about UBS and the Notes” on page ii. The Notes will have the terms specified in the accompanying product supplement relating to the Notes, dated May 27, 2022, the accompanying prospectus, dated May 27, 2022 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Notes	Issue Price to Public(1)		Underwriting Discount(1)(2)		Proceeds to UBS(2)
	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to an Equally-Weighted Basket of Selected Equities	$●	$1,000.00	$●	$10.00	$●	$990.00

(1) Certain fiduciary accounts will pay a purchase price of $990.00 per $1,000 Principal Amount of the Notes, and the placement agents, with respect to sales made to such accounts, will forgo any underwriting discount or fees.

(2) J.P. Morgan Securities LLC, which we refer to as JPMS LLC, and its affiliates will act as placement agents for the Notes. The placement agents may forgo fees for sales to certain fiduciary accounts. The placement agents will receive a fee from the issuer or one of our affiliates equal to $10.00 per $1,000 Principal Amount of Notes. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts.

J.P. Morgan Securities LLC UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for various securities we may offer, including the Notes) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. You should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦ Market-Linked Securities product supplement dated May 27, 2022:
 http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

♦ Prospectus dated May 27, 2022:
 http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Notes” refer to the Capped Buffered Return Enhanced Notes with Downside Leverage Factor that are offered hereby, unless the context otherwise requires. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated May 27, 2022 and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated May 27, 2022.

This document, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability
The Notes may be suitable for you if:	The Notes may not be suitable for you if:

♦You fully understand the risks inherent in an investment in the Notes, including the risk of loss of some or all of your initial investment.

♦You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the full downside market risk as that of an investment in the Underlying Basket and the Basket Assets.

♦You believe that the level of the Underlying Basket will appreciate over the term of the Notes and that the percentage of appreciation, when multiplied by the Upside Leverage Factor, is unlikely to exceed the Maximum Return indicated on the cover hereof.

♦You understand and accept that your potential return is limited to the Maximum Return and you are willing to invest in the Notes based on the Maximum Return indicated on the cover hereof.

♦You are willing to invest in the Notes based on the Upside Leverage Factor and Downside Threshold (and corresponding Buffer Amount and Downside Leverage Factor) indicated on the cover hereof.

♦You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying Basket and the prices of the Basket Assets.

♦You do not seek current income from this investment and you are willing to forgo any dividends paid on the Basket Assets.

♦You understand and are willing to accept the risks associated with the Underlying Basket and the Basket Assets.

♦You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.

♦You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦You understand that the estimated initial value of the Notes determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Notes, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

♦You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of some or all of your initial investment.

♦You require an investment designed to provide a full return of principal at maturity.

♦You cannot tolerate a loss of some or all of your initial investment or are unwilling to make an investment that may have the full downside market risk as that of an investment in the Underlying Basket or the Basket Assets.

♦You believe that the level of the Underlying Basket will decline during the term of the Notes and that the Final Basket Level is likely to be less than the Downside Threshold, or you believe that the level of the Underlying Basket will appreciate over the term of the Notes and that the percentage of appreciation, when multiplied by the Upside Leverage Factor, is likely to exceed the Maximum Return indicated on the cover hereof.

♦You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the Notes based on the Maximum Return indicated on the cover hereof.

♦You are unwilling to invest in the Notes based on the Upside Leverage Factor or Downside Threshold (and corresponding Buffer Amount and Downside Leverage Factor) indicated on the cover hereof.

♦You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying Basket and the prices of the Basket Assets.

♦You seek current income from this investment or you prefer to receive any dividends paid on the Basket Assets.

♦You do not understand or are unwilling to accept the risks associated with the Underlying Basket or the Basket Assets.

♦You are unable or unwilling to hold the Notes to maturity or you seek an investment for which there will be an active secondary market.

♦You are unwilling to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors and carefully consider the suitability of an investment in the Notes in light of your particular circumstances. You should review “Information About the Underlying Basket and the Basket Assets” herein for more information. You should also review “Key Risks” herein and the more detailed “Risk Factors” in the  accompanying product supplement for risks related to an investment in the Notes.

Preliminary Terms

Issuer	UBS AG London Branch
Principal Amount	$1,000 per Note
Term

Approximately 54 weeks. In the event that we make any change to the expected Pricing Date and Settlement Date, the Calculation Agent may adjust the Averaging Dates (including the Final Valuation Date) and the Maturity Date to ensure that the stated term of the Notes remains the same.

Underlying Basket

The following table lists the basket assets and their corresponding Bloomberg tickers, basket weightings and Initial Asset Levels.

Basket Asset

Bloomberg Ticker

Basket Weighting

Initial Asset Level(1)

AGCO Corporation

AGCO

1/20

$●

Amazon.com, Inc.

AMZN

1/20

$●

American Express Company

AXP

1/20

$●

Bank of America Corporation

BAC

1/20

$●

Booking Holdings Inc.

BKNG

1/20

$●

Baker Hughes Company

BKR

1/20

$●

Caterpillar Inc.

CAT

1/20

$●

CrowdStrike Holdings, Inc.

CRWD

1/20

$●

Deere & Company

DE

1/20

$●

The Walt Disney Company

DIS

1/20

$●

Digital Realty Trust, Inc.

DLR

1/20

$●

FedEx Corporation

FDX

1/20

$●

Generac Holdings Inc.

GNRC

1/20

$●

Alphabet Inc.

GOOGL

1/20

$●

Horizon Therapeutics Public Limited Company

HZNP

1/20

$●

Lyft, Inc.

LYFT

1/20

$●

Oracle Corporation

ORCL

1/20

$●

PayPal Holdings, Inc.

PYPL

1/20

$●

Signature Bank

SBNY

1/20

$●

Schlumberger N.V.

SLB

1/20

$●

Payment at Maturity (per Note)

If the Basket Return is positive, UBS will pay you a cash payment equal to:

$1,000 + ($1,000 × the lesser of (a) Basket Return × Upside Leverage Factor and (b) Maximum Return).

In this scenario, your potential return on the Notes is limited to the Maximum Return and your Payment at Maturity will in no event exceed the Maximum Payment at Maturity per Note.

If the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Downside Threshold, UBS will pay you a cash payment equal to:

Principal Amount.

If the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, UBS will pay you a cash payment that is less than your Principal Amount, if anything, equal to:

$1,000 + [$1,000 × Downside Leverage Factor × (Basket
Return + Buffer Amount)]

In this scenario, you will lose approximately 1.1111% of your Principal Amount for each 1% that the Final Basket Level is less than the Initial Basket Level in excess of the Buffer Amount and, in extreme situations, you could lose all of your initial investment.

Maximum Return	17.70%
Maximum Payment at Maturity per Note	$1,177.00
Upside Leverage Factor	1.5
Downside Threshold	A specified level of the Underlying Basket that is less than the Initial Basket Level, equal to a percentage of the Initial Basket Level as indicated on the cover hereof.
Buffer Amount	10.00%
Downside Leverage Factor	The quotient of (i) 1 divided by (ii) 1 minus the Buffer Amount, which equals approximately 1.1111.
Basket Return	The quotient, expressed as a percentage, of the following formula: Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	To be set to 100.00 on the Pricing Date.
Final Basket Level	The Closing Basket Level on the Final Valuation Date.
Closing Basket Level	100 × [1 + (the sum of each Basket Asset Return multiplied by its Basket Weighting)]
Basket Asset Return	With respect to each basket asset on the Final Valuation Date, the quotient, expressed as a percentage, of the following formula: Final Asset Level – Initial Asset Level Initial Asset Level
Initial Asset Level	With respect to each Basket Asset, its Closing Asset Level on the Pricing Date, as indicated under “— Underlying Basket” above.
Final Asset Level(2)	With respect to each Basket Asset, the arithmetic average of its Closing Asset Level on each of the Averaging Dates.
Closing Asset Level(2)	With respect to each Basket Asset, the closing price for such Basket Asset on the applicable date of observation.
Averaging Dates(3)	September 25, 2023, September 26, 2023, September 27, 2023, September 28, 2023 and the Final Valuation Date
Final Valuation Date(3)	September 29, 2023.

(1) With respect to each Basket Asset, the Closing Asset Level for such Basket Asset on the Pricing Date, as determined by the Calculation Agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” and “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” in the accompanying product supplement.

(2) As determined by the Calculation Agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” and “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” in the accompanying product supplement.

(3)  Subject to postponement by the Calculation Agent as described under “General Terms of the Securities — Market Disruption Events” in the accompanying product supplement.

Investment Timeline
Pricing Date	The Initial Asset Level for each Basket Asset is observed, and the Initial Basket Level and the final terms of the Notes are set.

Averaging Dates

The Closing Asset Level of each Basket Asset is observed on each of the Averaging Dates. The Basket Asset Return for each Basket Asset, the Final Basket Level and the Basket Return are calculated on the Final Valuation Date.

Maturity Date

If the Basket Return is positive, UBS will pay you a cash payment per Note equal to:

$1,000 + ($1,000 × the lesser of (a) Basket Return × Upside Leverage Factor and (b) Maximum Return).

In this scenario, your potential return on the Notes is limited to the Maximum Return and your Payment at Maturity will in no event exceed the Maximum Payment at Maturity per Note.

If the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Downside Threshold, UBS will pay you a cash payment per Note equal to:

Principal Amount.

If the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, UBS will pay you a cash payment per Note that is less than your Principal Amount, if anything, equal to:

$1,000 + [$1,000 × Downside Leverage Factor × (Basket Return + Buffer Amount)]

In this scenario, you will lose approximately 1.1111% of your Principal Amount for each 1% that the Final Basket Level is less than the Initial Basket Level in excess of the Buffer Amount and, in extreme situations, you could lose all of your initial investment.

Investing in the Notes involves significant risks. You may lose some or all of your initial investment. Specifically, if the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, you will lose approximately 1.1111% of your Principal Amount for each 1% that the Final Basket Level is less than the Initial Basket Level in excess of the Buffer Amount and, in extreme situations, you could lose all of your initial investment. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Key Risks

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing in the Underlying Basket or in any of the Basket Assets. Some of the key risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors regarding the consequences of an investment in the Notes.

Risks Relating to Return Characteristics

♦Risk of loss – The Notes differ from ordinary debt securities in that UBS will not necessarily repay the Principal Amount of the Notes at maturity. UBS will only pay you the Principal Amount of the Notes if the Basket Return is zero or positive and will only make such payment at maturity. If the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, you will be exposed on a leveraged basis to the decline of the Final Basket Level from the Initial Basket Level. Specifically, you will lose approximately 1.1111% of your Principal Amount for each 1% that the Final Basket Level is less than the Initial Basket Level in excess of the Buffer Amount and, in extreme situations, you could lose all of your initial investment.

♦The contingent repayment of principal by the issuer applies only if you hold your Notes to maturity — You should be willing to hold your Notes to maturity. The contingent repayment of principal by the issuer is only available if you hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the Underlying Basket is equal to or greater than the Downside Threshold.

♦The Upside Leverage Factor applies only at maturity —If you are able to sell your Notes prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Upside Leverage Factor and the return you realize may be less than the Upside Leverage Factor multiplied by the appreciation in the level of the Underlying Basket at such time, even if such return is positive and does not exceed the Maximum Return. You can receive the full benefit of the Upside Leverage Factor, subject to the Maximum Return, from UBS only if you hold your Notes to maturity.

♦Your potential return on the Notes is limited to the Maximum Return — The return potential of the Notes is limited to the Maximum Return. Therefore, you will not benefit from any positive Basket Return in excess of an amount that, when multiplied by the Upside Leverage Factor, exceeds the Maximum Return and your return on the Notes may be less than it would be in a hypothetical direct investment in the Underlying Basket or in the Basket Assets.

♦The probability that the Final Basket Level will be less than the Downside Threshold will depend on the volatility of the Underlying Basket — “Volatility” refers to the frequency and magnitude of changes in the level of the Underlying Basket. All things being equal, the greater the expected volatility of the Underlying Basket as of the Pricing Date, the greater the expectation is as of that date that the Basket Return will be negative and that the Final Basket Level will be less than the Downside Threshold and, as a consequence, indicates an increased risk of loss. Accordingly, a relatively lower Downside Threshold does not necessarily indicate a relatively low risk of loss because the expected volatility of the Underlying Basket could be high. You should be willing to accept the downside market risk of the Underlying Basket and the potential to lose some or all of your initial investment.

♦Payment at maturity based on average over the Averaging Dates — The amount payable at maturity will be calculated by reference to the arithmetic average of the Closing Asset Levels of each Basket Asset on each of the Averaging Dates. Therefore, in calculating the Final Basket Level, beneficial performance of the Basket Assets as of some Averaging Dates may be moderated, or wholly offset, or even reversed by the performance of the Basket Assets on other Averaging Dates. As a result, the Payment at Maturity you receive, if any, may be less than if it were based solely on the Closing Basket Level of the Underlying Basket on the Final Valuation Date.

♦No interest payments — UBS will not pay any interest with respect to the Notes.

♦Owning the Notes is not the same as owning the Basket Assets— The return on your Notes may not reflect the return you would realize if you actually owned the Basket Assets. For instance, you will not benefit from any positive Basket Return in excess of an amount that, when multiplied by the Upside Leverage Factor, exceeds the Maximum Return. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of the Payment at Maturity on your Notes. In addition, as an owner of the Notes, you will not have voting rights or any other rights that a holder of the Basket Assets may have.

Risks Relating to Characteristics of the Underlying Basket and Basket Assets

♦Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the Underlying Basket (and, therefore, the weighted performance of the Basket Assets) and will depend on whether, and the extent to which, the Basket Return is positive or negative. The prices of the Basket Assets (and, therefore, the level of the Underlying Basket) can rise or fall sharply due to factors specific to that Basket Asset and its issuer (each a “Basket Asset Issuer”, together the “Basket Asset Issuers”), such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock or commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the Basket Asset Issuers and, therefore, the Basket Assets and the performance of the Underlying Basket. You, as an investor in the Notes, should make your own investigation into the Basket Asset Issuers and the Basket Assets. For additional information regarding the Basket Asset Issuers, please see “Information About the Underlying Basket and the Basket Assets” in this document and the Basket Asset Issuers’ SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the applicable Basket Asset Issuer with the SEC.

♦Correlation (or lack of correlation) among the Basket Assets may adversely affect your return on the Notes — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the prices of the Basket Assets may not correlate with each other. At a time when the price of a Basket Asset increases, the price of another Basket Asset may not increase as much, or may even decline. Therefore, in calculating the Final Basket Level, an increase in the price of one Basket Asset may be mitigated, wholly offset or reversed by a lesser increase or by a decrease in the price of another Basket Asset. Further, high correlation of movements in the prices of the Basket Assets could adversely affect your return on the Notes during periods of negative performance of the Basket Assets. Changes in the correlation of the Basket Assets may adversely affect the market value of, and return on, your Notes.

♦There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level of the Underlying Basket will rise or fall and there can be no assurance that the Final Basket Level will be greater than the

Downside Threshold. The prices of the Basket Assets (and, therefore, the level of the Underlying Basket) will be influenced by complex and interrelated political, economic, financial and other factors that affect one or more Basket Asset Issuers. You should be willing to accept the risks of owning equities in general and the Basket Assets in particular, and the risk of losing some or all of your initial investment.

♦There is no affiliation between any Basket Asset Issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We and our affiliates may currently, or from time to time in the future engage in business with one or more Basket Asset Issuers. However, we are not affiliated with any Basket Asset Issuer and are not responsible for any such issuer's public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should conduct your own investigation into the Underlying Basket and each Basket Asset Issuer. No Basket Asset Issuer is involved in the Notes offered hereby in any way or has any obligation of any sort with respect to your Notes. No Basket Asset Issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the market value of, and return on, your Notes.

♦Risks associated with non-U.S. companies — The Notes are linked to one or more non-U.S. companies. An investment in securities linked directly or indirectly to a non-U.S. company, such as the Notes, involves risks associated with the home country of such non-U.S. company. Non-U.S. companies may be affected by political, economic, financial and social factors in their respective home country, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦Risks associated with non-U.S. markets — An investment in securities linked directly or indirectly to the value of non-U.S. equity securities, such as the Notes, involves particular risks. For example, the non-U.S. markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Additionally, due to regulatory and market reasons, trading in certain Russian securities, and ETFs investing in Russian securities, has been suspended. Additionally, following certain events, if the calculation agent determines that a change in law has occurred with respect to an underlying asset, the calculation agent may take the actions described in the accompanying product supplement under “— General Terms of the Securities — Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” and “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility”.

♦Limited trading history — Certain of the Basket Assets only recently commenced trading on its current primary exchange and, therefore, has limited historical performance. As a result, your investment linked to such Basket Assets may involve greater risks than an investment linked to the common stock of a company with a more established record of performance. For additional information about the Basket Assets see the section “Information About the Underlying Basket and the Basket Assets” herein. Past performance of a Basket Asset should not be considered indicative of future performance of such Basket Asset.

Estimated Value Considerations

♦    The issue price you pay for the Notes will exceed their estimated initial value – The issue price you pay for the Notes will exceed their estimated initial value as of the Pricing Date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the Pricing Date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the level and volatility of the Basket Assets, any expected dividends on the Basket’s Assets, the correlation of the Basket Assets, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the Pricing Date will be less than the issue price you pay for the Notes.

♦The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the Pricing Date may differ from the estimated initial value – The value of your Notes at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Basket and Basket Assets — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the Pricing Date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the Pricing Date – We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to the Pricing Date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the Pricing Date and any such differential between the estimated initial value and the issue price of the Notes as of the Pricing Date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates may make a market in the offering of the Notes, although they are not required to do so and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦Economic and market factors affecting the terms and market price of Notes prior to maturity — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the price of the Basket Assets; the volatility of the Basket Assets; any dividends paid on the Basket Assets; the correlation of the Basket Assets; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the availability of comparable instruments; the creditworthiness of UBS; and the then current bid-ask spread for the Notes. These and other factors are unpredictable and interrelated and may offset or magnify each other.

♦Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦Potential conflict of interest — UBS and its affiliates may engage in business with the Basket Asset Issuers or trading activities related to the Basket Assets, which may present a conflict between the interests of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the Calculation Agent, which will be an affiliate of UBS. The Calculation Agent can postpone the determination of the terms of the Notes on the Pricing Date and the Closing Asset Level of the Basket Assets (and, therefore, the Final Basket Level) if a market disruption event occurs and is continuing, any Averaging Date and/or the Final Valuation Date, respectively. As UBS determines the economic terms of the Notes, including the Upside Leverage Factor, Downside Threshold (and corresponding Buffer Amount and Downside Leverage Factor) and Maximum Return, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.

♦Following certain events, the Calculation Agent can make adjustments to a Basket Asset and the terms of the Notes that may adversely affect the market value of, and return on, the Notes — Following certain events affecting a Basket Asset, the Calculation Agent may make adjustments to its Initial Asset Level and/or Closing Asset Level, and consequently the Initial Basket Level and/or Final Basket Level, and any other term of the Notes and, in some instances, may replace such Basket Asset. However, the Calculation Agent will not make an adjustment in response to every event that could affect a Basket Asset. If an event occurs that does not require the Calculation Agent to make an adjustment, the market value of, and return on, the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the Calculation Agent. You should be aware that the Calculation Agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain events relating to a Basket Asset Issuer, such as a reorganization event or a delisting or suspension of trading, the determination of any amount you receive at maturity may be based on the equity security of a successor to such Basket Asset Issuer in combination with any cash or any other assets distributed to holders of such Basket Asset, if applicable, or on the common stock issued by another company. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Notes. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” , “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” and “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” in the accompanying product supplement.

♦Potential UBS impact on price – Trading or transactions by UBS or its affiliates in any Basket Asset, listed and/or over-the-counter options, futures exchange-traded funds or other instruments with returns linked to the performance of any Basket Asset may adversely affect the price of such Basket Asset (and, therefore, the performance of the underlying basket) and, therefore, the market value of, and any amount payable on, the Notes.

♦Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value, and return on, of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Basket Assets.

Risks Relating to General Credit Characteristics

♦Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.

♦The Notes are not bank deposits — An investment in the Notes carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Notes have different yield, and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

♦If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a standalone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Notes) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Notes, into equity (a “debt to equity” swap), and/or (d) the partial or full write off of obligations owed by UBS (a “write off”), including its obligations under the Notes. The Swiss Banking Insolvency Ordinance provides that a debt to equity swap and/or a write off of debt and other obligations (including the Notes) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt to equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt to equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Notes will be partially or fully converted into equity or written off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Notes. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Notes, the price or value of their investment in the Notes and/or the ability of UBS to satisfy its obligations under the Notes and could lead to holders losing some or all of their investment in the Notes. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Notes or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

♦Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “Material U.S. Federal Income Tax Consequences” herein and “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Hypothetical Examples and Return Table of the Notes at Maturity

The below examples are based on hypothetical terms. The actual terms will be set on the Pricing Date and will be indicated on the cover of the final pricing supplement.

The examples and table below illustrate the Payment at Maturity for a $1,000 Note on a hypothetical offering of the Notes, with the following assumptions (the actual terms for the Notes will be set on the Pricing Date; amounts have been rounded for ease of analysis):

Investment Term:	Approximately 54 weeks
Initial Basket Level:	100
Maximum Return:	17.70%
Maximum Payment at Maturity per Note:	$1,177.00
Upside Leverage Factor:	1.5
Downside Threshold:	90, which is 90% of the Initial Basket Level
Buffer Amount:	10.00%
Downside Leverage Factor:	The quotient of (i) 1 divided by (ii) 1 minus the Buffer Amount, which equals approximately 1.1111.
Range of Basket Return:	-100% to 70%

Final Basket Level	Basket Return	Payment at Maturity	Note Total Return at Maturity
170.00	70.00%	$1,177.00	17.700%
160.00	60.00%	$1,177.00	17.700%
150.00	50.00%	$1,177.00	17.700%
120.00	20.00%	$1,177.00	17.700%
115.00	15.00%	$1,177.00	17.700%
111.80	11.80%	$1,177.00	17.700%
110.00	10.00%	$1,150.00	15.000%
105.00	5.00%	$1,075.00	7.500%
103.00	3.00%	$1,045.00	4.500%
100.00	0.00%	$1,000.00	0.000%
95.00	-5.00%	$1,000.00	0.000%
90.00	-10.00%	$1,000.00	0.000%
80.00	-20.00%	$888.89	-11.111%
70.00	-30.00%	$777.78	-22.222%
60.00	-40.00%	$666.67	-33.333%
50.00	-50.00%	$555.56	-44.444%
30.00	-70.00%	$333.33	-66.667%
0.00	-100.00%	$0.00	-100.000%

Example 1 — The Final Basket Level is 110.00 (resulting in a Basket Return of 10.00%).

Because the Basket Return is 10.00%, the Payment at Maturity per Note will be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 10.00% × 1.5 and (b) 17.70%)

= $1,000 + ($1,000 × 15.00%)

= $1,000 + $150.00

= $1,150.00 (a total return of 15%)

Example 2 — The Final Basket Level is 115.00 (resulting in a Basket Return of 15.00%).

Because the Basket Return of 15.00%, when multiplied by the Upside Leverage Factor, is greater than the Maximum Return, UBS will pay you a return equal to the Maximum Return of 17.70% and the Payment at Maturity will be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 15.00% × 1.5 and (b) 17.70%)

$1,000 + ($1,000 x 17.70%)

= $1,000 + $177.00

= $1,177.00 (a total return of 17.70%)

Example 3 — The Final Basket Level is 95.00 (resulting in a Basket Return of -5.00%).

Because the Basket Return is zero or negative and the Final Basket Level is equal to or greater than the Downside Threshold, UBS will repay the Principal Amount and the Payment at Maturity is equal to $1,000 per Note (a total return of 0.00%).

Example 4 — The Final Basket Level is 50.00 (resulting in a Basket Return of -50.00%).

Because Basket Return is negative and the Final Basket Level is less than the Downside Threshold, UBS will pay you less than the Principal Amount and the Payment at Maturity per Note is as follows:

$1,000 + [$1,000 × Approximately 1.1111 × (-50.00% + 10.00%)]

= $1,000 + [$1,000 × 1.1111 × (-40.00%)]

= $555.56 (a total loss of -44.444%)

Accordingly, if the Basket Return is negative and the Final Basket Level is less than the Downside Threshold, you will lose approximately 1.1111% of your Principal Amount for each 1% that the Final Basket Level is less than the Initial Basket Level in excess of the Buffer Amount and, in extreme situations, you could lose all of your initial investment.

Information About the Underlying Basket and the Basket Assets

All disclosures contained in this document regarding the Underlying Basket and Basket Assets is derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Underlying Basket and Basket Assets. You should make your own investigation into the Underlying Basket and Basket Assets.

Included on the following pages is a brief description of the Underlying Basket and Basket Asset Issuers. This information has been obtained from publicly available sources. Set forth below are graphs that illustrates the past performance for each Basket Asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the Basket Assets as an indication of future performance.

Each Basket Asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each Basket Asset Issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each Basket Asset Issuer can be located by reference to its SEC file number provided below.

The Underlying Basket

Because the Underlying Basket is a newly created basket and its level will begin to be calculated only on the Pricing Date, there is no actual historical information about the Closing Basket Levels as of the date hereof. Therefore, the hypothetical Closing Basket Levels of the Underlying Basket below are calculated based on publicly available information for each Basket Asset as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical Closing Basket Level has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the Closing Basket Level during any period shown below is not an indication that the Underlying Basket is more or less likely to increase or decrease at any time during the term of the Notes.

Hypothetical Historical Basket Levels

The graph below illustrates the hypothetical performance of the Underlying Basket from June 12, 2019 through September 12, 2022, based on the daily Closing Asset Levels of the Basket Assets, assuming the Basket Closing Level was 100 on June 12, 2019. Past hypothetical performance of the Underlying Basket is not indicative of the future performance of the Underlying Basket.

Basket Closing Level

AGCO Corporation

According to publicly available information, AGCO Corporation (“AGCO”) is a manufacturer and distributor of agricultural equipment and related replacement parts. Information filed by AGCO with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12930, or its CIK Code: 0000880266. AGCO’s common stock is listed on the New York Stock Exchange under the ticker symbol “AGCO.”

Historical Information

The graph below illustrates the performance of AGCO’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

180
160
140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. (“Amazon”) is an online retail company and producer of electronic devices and media content. Information filed by Amazon with the SEC can be located by reference to its SEC file number: 000-22513, or its CIK Code: 0001018724. Amazon’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMZN”.

Historical Information

The graph below illustrates the performance of Amazon’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

200
180
160
140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

American Express Company

According to publicly available information, American Express Company (“American Express”) is a global services company that principally offers charge and credit card products and travel-related services offered to consumers and businesses. Information filed by American Express with the SEC can be located by reference to its SEC file number: 001-07657, or its CIK Code: 0000004962.  American Express’ common stock is listed on the New York Stock Exchange under the ticker symbol “AXP”.

Historical Information

The graph below illustrates the performance of American Express’ common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“Bank of America”) is a bank holding company which, through its subsidiaries, offers banking, investing, asset management and other financial and risk management products and services. Information filed by Bank of America with the SEC can be located by reference to its SEC file number: 001-06523, or its CIK Code: 0000070858. Bank of America’s common stock is listed on the New York Stock Exchange under the ticker symbol “BAC”.

Historical Information

The graph below illustrates the performance of Bank of America’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Booking Holdings Inc.

According to publicly available information, Booking Holdings Inc. (“Booking”) provides online travel and restaurant reservation and related services. Information filed by Booking with the SEC can be located by reference to its SEC file number: 001-36691, or its CIK Code: 0001075531. Booking’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “BKNG”.

Historical Information

The graph below illustrates the performance of Booking’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

3,000
2,500
2,000
1,500
1,000
500
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Baker Hughes Company

According to publicly available information, Baker Hughes Company (“Baker Hughes”) is an oil services and energy technology company. On October 17, 2019, Baker Hughes Company changed its name from “Baker Hughes, a GE company” (“BHGE”), after General Electric Company reduced its stake by 132.3 million shares, and the common stock of Baker Hughes began trading under the ticker symbol “BKR” on October 18, 2019. Prior to October 18, 2019, the common stock of BHGE traded under the ticker symbol “BHGE”. Information filed by Baker Hughes with the SEC can be located by reference to its SEC file number: 001-38143, or its CIK Code: 0001701605. Baker Hughes' common stock is listed on the Nasdaq Global Select Market under the ticker symbol “BKR”.

Historical Information

The graph below illustrates the performance of Baker Hughes’ common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

80
70
60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (“Caterpillar”) is a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Information filed by Caterpillar with the SEC can be located by reference to its SEC file number: 001-00768, or its CIK Code: 0000018230. Caterpillar’s common stock is listed on the New York Stock Exchange under the ticker symbol “CAT”.

Historical Information

The graph below illustrates the performance of Caterpillar’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

300
250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

CrowdStrike Holdings, Inc.

According to publicly available information, CrowdStrike Holdings, Inc. (“CrowdStrike”) is a cybersecurity company that offers cloud-delivered endpoint and cloud workload protection. Information filed by CrowdStrike with the SEC can be located by reference to its SEC file number: 001-38933, or its CIK Code: 0001535527. CrowdStrike’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “CRWD” and commenced trading on June 12, 2019. Accordingly, the common stock of CrowdStrike has limited historical performance and an investment with a return based on the performance of the common stock of CrowdStrike may be more risky than a comparable investment with a return based on the performance a common stock with a more established record of performance.

Historical Information

The graph below illustrates the performance of CrowdStrike’s common stock from June 12, 2019 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

350
300
250
200
150
100
50
0
Jun-2019
Aug-2019
Oct-2019
Dec-2019
Feb-2020
Apr-2020
Jun-2020
Aug-2020
Oct-2020
Dec-2020
Feb-2021
Apr-2021
Jun-2021
Aug-2021
Oct-2021
Dec-2021
Feb-2022
Apr-2022
Jun-2022
Aug-2022

Deere & Company

According to publicly available information, Deere & Company, together with its subsidiaries (“Deere & Co.”) manufactures and distributes agricultural equipment, commercial and consumer equipment and equipment for construction, road building, and forestry, and also provides credit services that mainly finance sales and leases of its equipment. Information filed by Deere & Co. with the SEC can be located by reference to its SEC file number: 001-04121, or its CIK Code: 0000315189. Deere & Co.’s common stock is listed on the New York Stock Exchange under the ticker symbol “DE”.

Historical Information

The graph below illustrates the performance of Deere & Co.’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

500
450
400
350
300
250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

The Walt Disney Company

According to publicly available information, The Walt Disney Company (“Walt Disney”) is a diversified entertainment company. Information filed by Walt Disney with the SEC can be located by reference to its SEC file number: 001- 38842, or its CIK Code: 0001744489. Walt Disney’s common stock is listed on the New York Stock Exchange under the ticker symbol “DIS”.

Historical Information

The graph below illustrates the performance of Walt Disney’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Digital Realty Trust, Inc.

According to publicly available information, Digital Realty Trust, Inc. (“Digital Realty”), through its controlling interest in Digital Realty Trust, L.P. and its subsidiaries, is a provider of data center, colocation and interconnection solutions for customers across a variety of industries. Information filed by Digital Realty with the SEC can be located by reference to its SEC file number: 001-32336 or its CIK Code: 0001297996. Digital Realty’s common stock is listed on the New York Stock Exchange under the ticker symbol “DLR”.

Historical Information

The graph below illustrates the performance of Digital Realty’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

200
180
160
140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

FedEx Corporation

According to publicly available information, FedEx Corporation (“FedEx”) provides a portfolio of transportation, e-commerce and business services through companies competing collectively, operating independently and managed collaboratively, under the FedEx brand. Information filed by FedEx with the SEC can be located by reference to its SEC file number: 001-15829, or its CIK Code: 0001048911. FedEx’s common stock is listed on the New York Stock Exchange under the ticker symbol “FDX”.

Historical Information

The graph below illustrates the performance of FedEx’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

350
300
250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Generac Holdings Inc.

According to publicly available information, Generac Holdings Inc. (“Generac”) designs and manufactures energy technology products and services. Information filed by Generac with the SEC can be located by reference to its SEC file number: 001-34627, or its CIK Code: 0001474735. Generac’s common stock is listed on the New York Stock Exchange under the ticker symbol “GNRC”.

Historical Information

The graph below illustrates the performance of Generac’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

600
500
400
300
200
100
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Alphabet Inc.

According to publicly available information, Alphabet Inc. (“Alphabet”) is a parent holding company of Google Inc. that provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. Until April 2, 2014, Google Inc.’s class A common stock traded under the ticker “GOOG”. Following the creation and distribution of a class C capital stock as a dividend to holders of Google Inc.’s class A and class B common stock, on October 5, 2015 Alphabet’s class C capital stock commenced trading on the Nasdaq Global Select Market under the symbol “GOOG” previously used by Google Inc.’s class C capital stock and Alphabet’s class A common stock also commenced trading on the Nasdaq Global Select Market under the symbol “GOOGL” previously used by Google Inc.’s class A common stock. Accordingly, Alphabet’s class A common stock has a limited historical performance. Information filed by Alphabet with the SEC can be located by reference to its SEC file number: 001-37580, or its CIK Code: 0001652044. Alphabet’s class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “GOOGL”.

Historical Information

The graph below illustrates the performance of Alphabet’s Class A common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

160
140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Horizon Therapeutics Public Limited Company

According to publicly available information, Horizon Therapeutics Public Limited Company ("Horizon") is a biopharmaceutical company that researches, develops and commercializes medicines that address unmet medical needs. Information filed by Horizon with the SEC can be located by reference to its SEC file number: 001-35238, or its CIK Code: 0001492426. Horizon's common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HZNP”.

Historical Information

The graph below illustrates the performance of Horizon’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Lyft, Inc.

According to publicly available information, Lyft, Inc. (“Lyft”) provides a digital platform which gives users access to transportation services. Information filed by Lyft with the SEC can be located by reference to its SEC file number: 001-38846, or its CIK Code: 0001759509. Lyft’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “LYFT” and commenced trading on March 29, 2019. Accordingly, the common stock of Lyft has limited historical performance and an investment with a return based on its performance may be more risky than a comparable investment with a return based on the performance of a common stock with a more established record of performance. The future performance of the common stock of Lyft cannot be predicted based on its historical performance and may bear little or no relation to its historical performance.

Historical Information

The graph below illustrates the performance of Lyft’s common stock from March 29, 2019 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

90
80
70
60
50
40
30
20
10
0
Mar-2019
May-2019
Jul-2019
Sep-2019
Nov-2019
Jan-2020
Mar-2020
May-2020
Jul-2020
Sep-2020
Nov-2020
Jan-2021
Mar-2021
May-2021
Jul-2021
Sep-2021
Nov-2021
Jan-2022
Mar-2022
May-2022
Jul-2022

Oracle Corporation

According to publicly available information, Oracle Corporation (“Oracle”) provides products and services for corporation information technology (IT) environments in the form of applications, platform and infrastructure, offering on premise, cloud-based and hybrid IT solutions. Information filed by Oracle with the SEC can be located by reference to its SEC file number: 001-35992, or its CIK Code: 0001341439. Oracle’s common stock is listed on the New York Stock Exchange under the ticker symbol “ORCL”.

Historical Information

The graph below illustrates the performance of Oracle’s common stock from July 15, 2013 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

120
100
80
60
40
20
0
Jul-2013
Jul-2014
Jul-2015
Jul-2016
Jul-2017
Jul-2018
Jul-2019
Jul-2020
Jul-2021
Jul-2022

PayPal Holdings, Inc.

According to publicly available information, PayPal Holdings, Inc. (“PayPal”) is a digital payments company and technology platform that enables digital and mobile payments on behalf of consumers and merchants. Information filed by PayPal with the SEC can be located by reference to its SEC file number: 001-36859, or its CIK Code: 0001633917. PayPal’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “PYPL”.

Historical Information

The graph below illustrates the performance of PayPal’s common stock from July 6, 2015 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

350
300
250
200
150
100
50
0
Jul-2015
Jul-2016
Jul-2017
Jul-2018
Jul-2019
Jul-2020
Jul-2021
Jul-2022

Signature Bank

According to publicly available information, Signature Bank (“Signature Bank”) is a full-service commercial bank with offices located throughout the New York metropolitan area, including Connecticut, as well as in California and North Carolina. Information filed by Signature Bank with the FDIC can be located by reference to the FDIC certificate number 57053. Signature Bank’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SBNY”.

Historical Information

The graph below illustrates the performance of Signature Bank’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

400
350
300
250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (“Schlumberger”) is a provider of technology for reservoir characterization, drilling, production and processing to the oil and gas industry. Information filed by Schlumberger with the SEC can be located by reference to its SEC file number: 001-04601, or its CIK Code: 0000087347. Schlumberger’s common stock is listed on the New York Stock Exchange under the ticker symbol “SLB”.

Historical Information

The graph below illustrates the performance of Schlumberger’s common stock from January 1, 2012 through September 12, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the Basket Asset during the term of the Notes.

140
120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Material U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Notes as prepaid derivative contracts with respect to the Underlying Basket. If your Notes are so treated, you should generally recognize gain or loss upon the taxable disposition of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Section 1260. Because Digital Realty Trust, Inc. would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260. If the Notes were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Section 1297. We will not attempt to determine whether any Basket Asset Issuer would be treated as a passive foreign investment company (“PFIC”) within the meaning of the Code. If any Basket Asset Issuer were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Note. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any Basket Asset Issuer is or becomes a PFIC.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-

resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. Except as to Digital Realty Trust, Inc., which is a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code, we will not attempt to ascertain whether any Basket Asset Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. Because Digital Realty Trust, Inc. and any other Basket Asset Issuer and the Notes may be so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any Basket Asset Issuer as a USRPHC and the Notes as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on our determination that the Notes are not “delta-one” with respect to the Underlying Basket or any Basket Asset, our special U.S. tax counsel is of the opinion that the Notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Notes are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlying Basket or your Notes, and following such occurrence your Notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if you enter, or have entered, into certain other transactions in respect of the Underlying Basket, the Basket Assets or the Notes. If you enter, or have entered, into other transactions in respect of the Underlying Basket, Basket Assets or the Notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Notes in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including the jurisdictions of the Basket Asset Issuers).

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC will agree to resell all of the Notes to J.P. Morgan Securities LLC and its affiliates (the “Agents”) at a discount from the issue price to the public equal to the underwriting discount of $10.00 per $1,000 Principal Amount of Notes. The Agents intend to resell the offered Notes at the original issue price to the public, provided that certain fiduciary accounts may purchase the Notes for as low as the price specified on the cover hereof and the Agents may forgo fees for sales to such fiduciary accounts. Additionally, we or one of our affiliates will pay a fee to an unaffiliated broker-dealer for providing certain electronic platform services with respect to this offering.

Conflicts of Interest— UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the Pricing Date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the Pricing Date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of Sales to EEA & UK Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement
Investment Description	i
Features	i
Key Dates	i
Note Offering	i
Additional Information about UBS and the Notes	ii
Investor Suitability	1
Preliminary Terms	2
Investment Timeline	3
Key Risks	4
Hypothetical Examples and Return Table of the Notes at Maturity	8
Information About the Underlying Basket and the Basket Assets	9
Material U.S. Federal Income Tax Consequences	30
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)
Secondary Markets (if any)	32

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-76
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$•

Capped Buffered Return Enhanced Notes with Downside Leverage Factor due on or about October 4, 2023

Preliminary Pricing Supplement dated September 13, 2022

(To Product Supplement dated May 27, 2022

and Prospectus dated May 27, 2022)

UBS Investment Bank

J.P. Morgan Securities LLC